NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO VA SOFTWARE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                             VA SOFTWARE CORPORATION

                        Warrant To Purchase Common Stock

Warrant No.:      2
             --------------

Number of Shares:  25,000
Date of Issuance: November 6, 2003 ("Issuance Date")


VA Software Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WHARTON CAPITAL PARTNERS, LTD., the registered holder hereof or its permitted assigns (each, a "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including all Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), Twenty-Five Thousand (25,000) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13.

         1. EXERCISE OF WARRANT.

                  (a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof on any day from and after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of such holder's election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or
(B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)) and (iii) the surrender to the Company, on or as soon as practicable following the date the holder of this Warrant delivers the Exercise Notice to the Company, of this Warrant (or an indemnification undertaking in form and substance reasonably acceptable to the Company with respect to this Warrant in the case of its loss, theft or destruction). Promptly following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), the Company shall instruct its transfer agent to (X) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Company's transfer agent (the "Transfer Agent") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent
Commission system. Upon delivery of the Exercise Notice, this Warrant and the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(c), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the date of the Exercise Notice, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. If the number of Warrant Shares represented by this Warrant submitted for exercise pursuant to this Section 1(a) is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable at its own expense, issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                  (b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $6.14, subject to adjustment as provided herein.

                  (c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

         Net Number = (A x B) - (A x C)
                      -----------------
                             B

         For purposes of the foregoing formula:

                  A= the total number of shares with respect to which this Warrant is then being exercised.

                  B= the Closing Sale Price of the Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

                  C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                  (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.

                  (e) Forced Exercise. Notwithstanding the foregoing, in the event that at any time following the effective date of a registration statement that registers the Warrant Shares (the "Registration Statement"), the Conditions to Cancellation of Right to Exercise Warrant (as defined below) are satisfied, then the Company shall have the right to send a written notice to the holder hereof on the Business Day immediately after the Measuring Period indicating that the right of the holder to further exercise this Warrant will terminate on the twentieth (20th) trading day (the "Warrant Cancellation Date") following receipt of such written notice as to the Warrants for which the holder has not delivered an Exercise Notice as of such termination date. "Conditions to Cancellation of Right to Exercise Warrant" means the following conditions: (i) on each day during the period beginning on the first day of the Measuring Period (as defined below) and ending on the Warrant Cancellation Date, the Registration Statement shall be effective and available for the sale of at least all of the Warrant Shares; (ii) on each day during the period beginning on the Issuance Date and ending on the Warrant Cancellation Date, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one day and occurring prior to the Warrant Cancellation Date due to business announcements by the Company) nor on each day during the period beginning on the first day of the Measuring Period (as defined below) and ending on the Warrant Cancellation Date shall delisting or suspension by such exchange or market have been threatened or pending either (A) in writing by such exchange or market or
(B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Issuance Date and ending on and including the Warrant Cancellation Date, there shall not have occurred (A) an event that would cause the Company to be in breach of any of its representations, warranties or covenants contained in this Warrant as if the Company had made such representation, warranty or covenant or any such date or
(B) the public announcement of a pending, proposed or intended Organic Change, unless such pending, proposed or intended Organic Change (as defined below) has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Organic Change; (iv) during the period beginning on the Issuance Date and ending on and including the Warrant Cancellation Date, the Company shall have delivered Warrant Shares upon exercise of the Warrants to the holders on a timely basis; (v) the Company shall have no knowledge of any fact that would cause the Registration Statements not to be effective and available for the sale of at least all of the Warrant Shares; (vi) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of this Warrant; and (vii) the Closing Sale Price for any 20 consecutive trading days (the "Measuring Period") is equal to or greater than $12.28 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events).

         2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

                  (a) Upon Subdivision Or Combination Of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) Other Considerations. All calculations under this Section 2 shall be made by the Company in good faith.

         3. ORGANIC CHANGE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change."

         4. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. No holder, solely in such Person's capacity as a holder, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person's capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

         5. REISSUANCE OF WARRANTS.

                  (a) Transfer of Warrant. If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant , registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

                  (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in form and substance reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

                  (c) Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the holder of this Warrant at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

                  (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
(i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

         6. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  47071 Bayside Parkway
                  Fremont, CA 94538
                  Phone: (510) 687-7000
                  Fax: (408) 745-9130
                  Attention:  Ms. Kathleen R. McElwee

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati, R.C.
                  650 Page Mill Road
                  Palo Alto, CA  94304
                  Phone:  (650) 493-9300
                  Fax:  (650) 493-6811
                  Attention:  Bret M. DiMarco, Esq.

If to a Holder, to the address and facsimile number provided to the Company by such Holder, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

         7. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant.

         8. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         9. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

         10. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the holder of this Warrant. If the holder of this Warrant and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five Business Days submit via facsimile, by courier or in person (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the holder of this Warrant or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The costs and expenses of such determination shall be borne by the party whose calculations were furthest from those of the investment bank or accountants as the case may be as determined by such investment bank or accountant, as the case may be.

         11. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach.

         12. TRANSFER. Subject to compliance with any applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The holder of this Warrant understands that:
(i) neither this Warrant nor the Warrant Shares have been under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company an opinion of counsel, in form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance (including such representations and warranties as may be requested by the Company) that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Warrants or Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933

Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder; and
(iii) neither the Company nor any other Person is under any obligation to register the Warrants or Warrant Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Warrants or Warrant Shares may be pledged in connection with a bona fide margin account or other loan secured by such securities and such pledge shall not be deemed to be a transfer, sale or assignment of such securities hereunder, and no Holder effecting a pledge of such securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Warrant; provided, that in order to make any sale, transfer or assignment of the Warrants or Warrant Shares, such Holder and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

         "Bloomberg" means Bloomberg Financial Markets.

         "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

         "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         "Expiration Date" means the date three (3) years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

         "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

         "Principal Market" means the Nasdaq National Market or in the event that the Company is no longer listed with the Nasdaq National Market, the market or exchange on which the Common Stock is then listed and traded, which only may be The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq SmallCap Market.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.


                                        VA SOFTWARE CORPORATION


                                        By: /s/ Ali Jenab
                                           -------------------
                                            Name: Ali Jenab
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON STOCK

                             VA SOFTWARE CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of VA Software Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

         ____________  a  "Cash  Exercise"  with  respect  to  _________________
                       Warrant Shares; and/or

         ____________  a "Cashless  Exercise"  with  respect to  _______________
                       Warrant Shares.

                  [Insert this paragraph (2) in the event that the holder has not elected a Cashless Exercise in accordance with the terms of the Warrant as to all of the Warrant Shares to be issued pursuant hereto] 2. Payment of Exercise Price. The holder is hereby delivering to the Company payment in the amount of $_________ representing the Aggregate Exercise Price for such Warrant Shares not subject to a Cashless Exercise in accordance with the terms of the Warrant.

                  3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

To the extent the foregoing exercise is for less than the full number of Warrant Shares issuable pursuant to the Warrant, a replacement Warrant representing the remainder of the Warrant Shares issuable (and otherwise of like form, tenor and effect) shall be delivered to holder.



Date: _______________ __, ______


_____________________________________
   Name of Registered Holder

By: _________________________________
    Name:
    Title:

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Exercise Notice and hereby directs EquiServe Trust Company, N.A. to issue the above indicated number of shares of Common.


                                        VA SOFTWARE CORPORATION


                                        By: ________________________________
                                            Name:
                                            Title: